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                         EXECUTIVE EMPLOYMENT AGREEMENT

                                    PARTIES:

                  THOMAS VELIN, Chief Financial Officer ("Executive") 12745 Florida Lane
                  Apple Valley, Minnesota 55124

                  August Technology Corporation ("Company")
                  5237 Industrial Boulevard
                  Minneapolis, Minnesota 55439

Dated this 21st-day of September, 1998.

                                    RECITALS

A. The parties desire to provide for employment of Executive by Company as its Chief Financial Officer.

B. Executive desires to be protected in the event of a change in the control of the Company.

C. Company desires reasonable protection of Company's confidential business and technical information which has been developed over the years by Company at substantial expense.

Company and Executive, each intending to be legally bound, covenant and agree as follows:

1. EMPLOYMENT. Upon the terms and conditions set forth in this Agreement, Company hereby employs Executive, and Executive accepts such employment as its Chief Financial Officer. Except as expressly provided herein, termination of this Agreement by either party shall also terminate Executive's employment by Company.

2. DUTIES. Executive shall devote his full-time and best efforts to Company and fulfilling the duties of his position which shall include such duties as may from time to time be assigned him or her by the CEO or Board of Directors of the Company; provided that such duties are reasonably consistent with Executive's education, experience and background.

3. EMPLOYMENT DATE. Executive's employment shall commence as of the date hereof ("Employment Date"), and continue until terminated as provided herein. In any event, the Agreement shall automatically terminate without notice when the Executive reaches 70 years of age. If employment is continued after the age of 70 by mutual agreement, it shall be terminable at will by either party.

4.       COMPENSATION.

         (a) BASE SALARY. For all services rendered under this Agreement during the term of Executive's employment, Company shall pay Executive a Base Salary ("Base
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                  Salary" shall mean regular cash compensation paid on a
                  periodic basis exclusive of benefits, bonuses or incentive payments) at the annual rate of $97,500, payable twice monthly subject to adjustment by the Board of Directors at least annually. If the Executive's salary is adjusted during the term of this Agreement, the adjusted amount shall be the Base Salary until further adjusted by the Board of Directors. A merit review will be held at six (6) months from employment start date, with all follow on merit reviews to occur annually, in accordance with the Company's standard review policy.

         (b) BONUS AND INCENTIVE. Bonus or incentive compensation shall be at the discretion of the Board of Directors, provided that Executive shall participate in those bonus or incentive plans in which any executive employee of the Company currently or hereafter participates. Company reserves the right to alter, amend or eliminate any bonus or incentive plans in accordance with their terms.

         (c) FRINGE BENEFITS. In addition to the compensation payable to Executive as provided in paragraphs 4(a) and (b) above:

                  i)       VACATION. Executive shall be entitled to accrue three
                           (3) weeks paid vacation for each year of employment, which shall be calculated in arrears on a monthly basis commencing as of the end of the month following the Employment Date. Vacation shall accumulate, so that if the full vacation that is earned and accrued in a particular year of employment is not taken in that particular year of employment, any unused portion will be carried into and may be taken in the following year of employment only.

                  ii) OTHER BENEFITS. The Executive shall be entitled to participate in all other benefit programs offered by the Company to its full-time executive employees, including, but not limited to, health/medical/cafeteria plans; retirement benefits through the Company's 401k plans; personal days off benefits; and other benefits that may be offered from time to time by the Company.

         (d) STOCK OPTIONS. Company hereby agrees to grant the Executive Incentive Stock Options under the Company's 1997 Stock Option Plan to purchase up to 85,000 shares of its common stock Such options shall have an exercise price equal to $1.80, shall expire seven (7) years from the date of hereof, shall vest 20% per year commencing August 31, 1999 (subject to paragraph 10 hereof), and shall have other provisions generally included in stock option agreements of the Company. Such stock options shall be governed by the terms of the Company's applicable stock option plan(s) and a stock option agreement with Executive. It is the intention of the Board of Directors, from time to time, to make additional options available to executives based on performance.

5. BUSINESS EXPENSES. Company shall, in accordance with, and to the extent of, its policies in effect from time to time, bear all ordinary and necessary business expenses incurred by the Executive in performing his duties as an employee of Company, provided that


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         Executive accounts promptly for such expenses to Company in the manner prescribed from time to time by Company.

6. TERMINATION. Subject to the respective continuing obligations of the parties, pursuant to paragraphs 7, 8, 9, 10, 11 and 12, this Agreement may be terminated as follows:

         (a) BY THE COMPANY. The Company may terminate this Agreement under the following circumstances:

                  (i) WITH CAUSE, ETC. Company may terminate this Agreement immediately for cause, which for purposes of this agreement shall include without limitation, fraud, misrepresentation, theft or embezzlement of Company assets, material intentional violations of law or Company policies, actions involving moral turpitude or a material breach of the provisions of this Agreement, including specifically the repeated failure to perform his duties as required by paragraph 2 after notice of such failure from Company and the expiration of thirty (30) days without collective action having been undertaken by Executive.

                  (ii) WITHOUT CAUSE. Company may terminate this Agreement without cause on sixty (60) days' advance written notice subject to the severance payment provisions set forth in paragraph 7.

         (b) BY EXECUTIVE. Executive may terminate this Agreement without cause on sixty (60) days' notice.

         (c) DEATH. If Executive should die during the term of this Agreement, this Agreement shall thereupon terminate; provided, however, that the Company shall pay to the Employees beneficiary or estate, the compensation as provided in paragraph 7 below.

         (d) PERMANENT DISABILITY. in the event the Executive should become permanently disabled during the term of this Agreement, then this Agreement shall terminate. For the purposes hereof, a permanent disability shall mean that disability resulting from injury, disease or other cause, whether mental or physical, which incapacitates the Executive from performing his normal duties as an employee, appears to be permanent in nature and contemplates the continuous, necessary and substantially complete loss of all management and professional activities for a continuous period of six (6) months.

         (e) PARTIAL DISABILITY. If the Executive should become partially disabled, he shall be entitled to his salary as provided herein for a period of six (6) months. At the end of said period of time, if such Executive remains partially disabled, the disabled Executive's salary shall be reduced according to the amount of time the disabled Executive is able to devote to the Company's business.

         (f) TEMPORARY DISABILITY. In the event the Executive should become disabled, but such disability is not permanent, as defined above, such disabled Executive shall


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                  be entitled to his salary for a period of six (6) months. If such temporary disability continues longer than said period of time, then the disabled Executive shall be deemed to have become permanently disabled for the purposes of this Agreement at the end of said six (6) month period.

7.       REMEDIES FOR EARLY TERMINATION.

         (a) In the event of termination pursuant to paragraph 6, Base Salary and any other compensation shall be paid as follows:

                  (i) In the event of termination pursuant to paragraph 6(a)(i), Base Salary shall continue to be paid on a semimonthly basis prorated through the date of termination specified in any notice of termination and Executive shall be entitled to continue to participate in those benefit programs provided by Subparagraph 4(c)(ii) for the minimum time period required by law following termination at his own cost.

                  (ii) In the event of termination pursuant to paragraph 6(a)(ii), Base Salary shall continue to be paid on a semi-monthly basis for six (6) months following the date of termination specified in any notice of termination, and Executive shall be entitled to continue to participate in those benefit programs provided by Subparagraph 4(c)(ii) for the longer of six (6) months or the minimum time period required by law following termination, provided that the Company shall bear the cost of such benefits for no longer than six (6) months.

                  (iii) In the event of termination pursuant to paragraph 6(b), compensation shall continue to be paid as if the notice of termination is given by Executive at any time, Base Salary shall continue to be paid on a semi-monthly basis prorated through the date of termination specified in such notice and Executive shall be entitled to continue to participate in those benefit programs provided by Subparagraphs 4(c)(ii) for the minimum time period required by law following termination at his own cost.

                  (iv) In the event of termination of this Agreement by reason of Executive's death, payment of Base Salary shall terminate as of the end of the month following the Executive's death.

                  (v) In the event of disability, payment of Base Salary shall terminate as of the end of the month in which the last day of the six (6) month period of Executive's inability to perform his duties occurs.

         (b) In the event of termination by reason of Executive's death or disability (clauses (a)(iv) and (a)(v) above):

                  (i) Executive shall receive a pro rata portion (prorated through the last day Base Salary is payable pursuant to clauses (a)(iii) and (a)(iv), respectively) of any bonus or incentive payment (for the you in which death or


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                           disability occurred), to which he/she would have been
                           entitled had he/she remained continuously employed for the full fiscal year in which death or disability occurred and continued to perform his duties in the same manner as they were performed immediately prior to the death or disability; and

                  (ii) The exercise of any options then held by Executive shall be governed by the terms of the applicable Company stock option plan.

8.       CONFIDENTIAL INFORMATION.

         (a) For purposes of this paragraph 8, the term "Confidential Information" means information which is not generally known and which is proprietary to Company or which has been made available to the Company in a manner reasonably understood to require confidential treatment, including (i) trade secret information about Company and its products; and (ii) information relating to the business of Company as conducted at any time within the previous two (2) years or anticipated to be conducted by Company, and to any of its past, current or anticipated products, including, without limitation, information about Company's research, development manufacturing, purchasing, accounting, engineering, marketing, selling, leasing or servicing. All information that Executive has a reasonable basis to consider Confidential Information or which is treated by Company as being Confidential Information shall be presumed to be Confidential Information, whether originated by Executive or by others, and without regard to the manner in which Executive obtains access to such information.

         (b) Executive will be governed by the terms of the Employee Assignment and Disclosure Agreement attached hereto as Exhibit A .

9.       INVENTIONS.

         (a) For purposes of this paragraph 9, the term "Inventions" means discoveries, improvements and ideas (whether or not in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable, (1) which relate directly to the business of Company, or to Company's actual or demonstrably anticipated research or development, (2) which result from any work performed by Executive for Company, (3) for which equipment, supplies, facilities or trade secret information of Company is utilized, or (4) which were developed during the time Executive was obligated to perform the duties described in paragraph 2.

         (b) Executive will be governed by the terms of the Employee Assignment and Disclosure Agreement attached hereto as Exhibit A.

10. BUSINESS COMBINATION. For purposes of this paragraph 10, a "Business Combination" shall mean the merger or consolidation of Company with, the sale of all or substantially all the assets of Company to, or the ownership of fifty-one percent (51%) or more of the total voting capital stock of Company then issued and outstanding by, any person or entity not affiliated with Company as of the date of this Agreement. It is expressly recognized by the parties that a Business Combination would necessarily result in


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         material alteration or diminishment of Executive's position and responsibilities. Therefore, notwithstanding any other provision herein, if, during the first twenty-four (24) months of this Agreement, there shall occur, with or without the consent of Company, a Business Combination, the Company shall have the option to terminate this Agreement on ten (10) days' notice. Accordingly, in the event that Company elects to terminate the agreement because of a Business Combination under this paragraph 10:

         (a) Executive shall be under no obligation whatever to seek other employment opportunities during any period between termination of this Agreement under this paragraph 10 and expiration of six (6) months, and Executive shall not be obligated to accept any other employment opportunity which may be offered to Executive during such period.

         (b) During such six (6) months, one hundred percent (100%) of Executive's Base Salary in effect upon the date immediately prior to the Business Combination shall continue to be paid on a semi-monthly basis.

         (c) In addition to the continued compensation provided in paragraph 10(b), a bonus in an amount equal to one hundred percent (100%) of the total aggregate Base Salary payments provided in paragraph 10(b) shall also be paid on a semi-monthly basis for six (6) months, together with the payments provided in paragraph 10(b).

         (d) Executive shall be entitled to continue to participate in those benefit programs provided by Subparagraphs 4(c)(ii) for the longer of six (6) months or the minimum time period required by law following termination, provided that the Company shall bear the cost of such benefits for no longer than six (6) months.

The right to exercise any unexpired stock options granted Executive shall accelerate as provided by the terms of the 1997 Stock Option Plan regardless of when the Business Combination occurs.

11. NO ADEQUATE REMEDY. The parties declare that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party hall institute any action or proceeding to enforce the provisions hereof, such person against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

12.      MISCELLANEOUS.

         (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Company, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all the assets or business of Company and shall only be assignable under the foregoing circumstances and shall be deemed to be materially breached by Company if any such successor or assign does not absolutely and unconditionally assume all of Company's obligations hereunder. Any such


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                  successor or assign shall be included in the term "Company" as used in this Agreement.

         (b) NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be delivered or mailed to any such party at its address which:

                  In the case of the Executive shall be:

                                  Thomas Velin
                               12745 Florida Lane
                          Apple Valley, Minnesota 55124

                  In the case of Company shall be:

                          August Technology Corporation
                            5237 Industrial Boulevard
                          Minneapolis, Minnesota 55439

         Either party may, by notice hereunder, designate a changed address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner.

         (c) CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         (d) GOVERNING Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota and any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

         (e) CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (f) WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.


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         (g)      MODIFICATION. This Agreement may not be and shall not be
                  modified or amended except by written instrument signed by the parties hereto.

         (h) ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding between the parties hereto in reference to all the matters herein agreed upon; provided, however, that this Agreement shall not deprive Executives of any other rights Executives may have now or in the future, pursuant to law or the provisions of Company benefit plans.

         IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



                                  ---------------------------------------------
                                  Thomas Velin

                                  August Technology Corporation

                                  By:
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                                  Its:
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